Exhibit 10.1

PREFERRED STOCK REPURCHASE AGREEMENT

THIS PREFERRED STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of March 8, 2012 by and among Bruckmann, Rosser, Sherrill & Co. III, L.P., a Delaware limited partnership (the “Fund”), BRS Coinvestor III, L.P., a Delaware limited partnership (the “Co-Invest Fund,” and together with the Fund, the “Sellers”), and Ruth’s Hospitality Group, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Sellers are the owners of 25,000 shares of Series A 10% Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company as set forth on Schedule A; and

WHEREAS, the Sellers desire to sell to the Company, and the Company desires to purchase directly from the Sellers, an aggregate of 25,000 shares of Preferred Stock (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Sale of Shares and Closing.

(a) Sale of the Shares. Concurrently with the execution hereof, the Sellers shall sell, transfer and assign to the Company for an aggregate sum of $60,212,328.75, representing the full purchase price for the Shares (the “Purchase Price”). The parties hereto agree that the payment of the Purchase Price shall be in full satisfaction of any and all obligations owed by the Company with respect to the Shares, including any and all accrued and unpaid dividends thereon and any other obligations owing thereunder, and the Company shall purchase from the Sellers, all of the right, title, and interest of the Sellers in and to the Shares.

(b) Deliveries by the Company. Concurrently with the execution hereof, the Company shall deliver to the Sellers (i) the Purchase Price by cashier’s check or wire transfer of immediately available funds to a bank account designated by the Sellers and (ii) such other documents relating to the transactions contemplated by this Agreement as the Sellers or their counsel may reasonably request.

(c) Deliveries by the Sellers. Concurrently with the execution hereof, the Sellers shall (i) deliver the original certificates representing the Shares, together with a duly executed stock power reasonably satisfactory to the Company, (ii) deliver a written resignation reasonably satisfactory to the Company, effective immediately, of Stephen C. Sherrill, who is serving as the Preferred Director (as such term is defined in the Company’s Certificate of Designations of the Series A 10% Convertible Preferred Stock), from the Company’s board of directors and (iii) such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

(d) Company to Cancel Shares. Upon the valid transfer of the Shares from the Sellers to the Company, all certificates evidencing the Shares shall be retired and cancelled by the Company.

Section 2. The Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP in Chicago, Illinois concurrently with the execution hereof (the “Closing Date”), or at such other place or on such other date as may be mutually agreeable to the Sellers and the Company.

Section 3. Representations and Warranties of the Sellers. The Sellers hereby represent and warrant to the Company that:

(a) Ownership. All of the Shares are owned of record and beneficially by the Sellers, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies, and other arrangements or restrictions whatsoever (“Encumbrances”), other than pursuant to applicable securities laws. Immediately following the sale of the Shares of the Company pursuant to this Agreement, the Sellers will no longer have any rights, title, interest or other claims relating to the Preferred Stock.

(b) Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Sellers are a party have been duly authorized by the Sellers. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Sellers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution and delivery by the Sellers of this Agreement and all other agreements contemplated hereby to which the Sellers are a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its limited liability company operating agreement or any material law, statute, rule or regulation to which the Sellers are subject, or any material agreement, instrument, order, judgment or decree to which the Sellers are subject, except where any such condition would not adversely affect their ability to perform their obligations hereunder. The Sellers have full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Sellers hereunder.

(c) Access to Information; Sophistication; Lack of Reliance. The Sellers (i) have had a representative on the board of directors of the Company continuously since February 12, 2010, (ii) are familiar with the business and financial condition, properties, operations and prospects of the Company, (iii) have been provided with such information, documents and other materials concerning the Company, including its financial condition, results of operations, prospects, properties or business, to enable the Sellers to form an independent judgment regarding the advisability of the sale of the Shares on the terms and conditions contained herein, (iv) have had such time as the Sellers deem necessary and appropriate to review and analyze such information, documents and other materials to enable it to form such independent judgment, and (v) has been granted the opportunity to obtain any additional information that the Sellers deem necessary to verify the accuracy of such information, documents and other materials and to ask questions of, and have received satisfactory answers from, representatives of the Company concerning the Company. The Sellers have also had the opportunity to review the periodic and current reports filed with the United States Securities and Exchange Commission (the “SEC”) by the Company. The Sellers’ knowledge and experience in financial and business matters is such that the Sellers are capable of evaluating the merits and risks of the Sellers’ sale of the Shares. The Sellers have carefully reviewed the terms and provisions of this Agreement and have evaluated their rights and obligations contained herein and are hereby voluntarily assuming the risks relating to the transactions contemplated hereby.

Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Sellers that:

(a) Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its certificate of incorporation or bylaws or any material law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company or any subsidiary is subject, except where any such condition would not adversely affect its ability to perform its obligations hereunder.

Section 5. General Provisions.

(a) Survival of Representations. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by a party or on its behalf.

(b) Public Announcements. Except as required by applicable law the Sellers shall not make or permit any of their affiliates or representatives to make any public announcement with respect of this Agreement or the transactions contemplated hereby until the Company has made an initial public announcement of this Agreement and the transactions contemplated hereby.

(c) Further Assurances. The Sellers shall execute and deliver to the Company, or shall cause to be executed and delivered to the Company, such additional instruments or documents, and shall take or cause to be taken such other action, as the Company may reasonably request from time to time after the Closing for the purpose of giving effect to the transactions contemplated hereby.

(d) Expenses. The parties will each pay their own costs and expenses (including attorneys’ fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by any of the parties hereto and their respective successors and assigns.

(h) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(i) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(j) Waiver of Trial By Jury. Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding arising out of, connected with or relating to this Agreement, the matters contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement of this Agreement.

(k) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its sole discretion may apply to any court of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(l) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

RUTH’S HOSPITALITY GROUP, INC.

By:	/s/ Michael P. O’Donnell
Name:	Michael P. O’Donnell
Title:	Chief Executive Officer

BRUCKMANN, ROSSER, SHERRILL & CO. III, L.P.

By: BRS GP III, L.P., its general partner

By: BRUCKMANN, ROSSER, SHERRILL & CO. III, L.L.C., its general partner

By:	/s/ Stephen Sherrill
Name:	Stephen Sherrill
Title:	Managing Director

BRS COINVESTOR III, L.P.

By: BRS COINVESTOR GP III, LLC, its general partner

By:	/s/ Stephen Sherrill
Name:	Stephen Sherrill
Title:	Managing Director

Signature Page to Preferred Stock Repurchase Agreement

SCHEDULE A

SCHEDULE OF SELLERS

Seller	Number of Shares
Bruckmann, Rosser, Sherrill & Co. III, L.P.	19,817.71285
BRS Coinvestor III, L.P.	5,182.28715
Total	25,000